UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                        +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.25	RWLK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on May 16, 2016, the Company entered into a Research Collaboration Agreement (“Research Collaboration Agreement”) and an Exclusive License Agreement (“Exclusive License Agreement”) with the President and Fellows of Harvard College (“Harvard”). The Research Collaboration Agreement was previously amended on May 1, 2017, April 1, 2018 and April 30, 2020 (as amended, the “Collaboration Agreement”), and the Exclusive License Agreement was amended on April 1, 2018 (as amended, the “License Agreement”), to extend the terms of the Collaboration Agreement and reallocate the Company’s quarterly installment payments to Harvard at various dates, and to make certain technical changes. On October 14, 2021, the Company and Harvard further amended the Collaboration Agreement, to make certain adjustments to the quarterly installments and technical changes and establish that the term of the Collaboration Agreement will conclude on March 31, 2022. The Company and Harvard also agreed to meet in January 2022 to discuss the research progress and a potential extension of the Collaboration Agreement beyond March 31, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 4 to Research Collaboration Agreement, dated October 14, 2021, between ReWalk Robotics Ltd. and the President and Fellows of Harvard College.*†

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith.
†	Portions of this exhibit (indicated by asterisks) have been omitted under rules of the U.S. Securities and Exchange Commission permitting the confidential treatment of select information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Ori Gon
Name: Title:	Ori Gon Chief Financial Officer

Dated: October 18, 2021